Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-101297) and the Registration Statement on Form S-3 originally filed on Form S-1 (No. 333-112727) of DOV Pharmaceutical, Inc. of our report dated March 7, 2003, except Note 8 as to which the date is March 24, 2003 relating to the financial statements of DOV (Bermuda), Ltd., which appears in the Form 10-K filed on March 15, 2005.

PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 14, 2005